Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the Amended Annual Report of International Medical Staffing, Inc. (the “Company”) on Form 10-K/A for the annual period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee L. Vanatta, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
The information contained in the Amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

/S/ Lee L. Vanatta
Lee L. Vanatta
President and Chief Executive Officer

September 28, 2009